Contact: LEEANN GEPHART CHIEF CONSUMER BANKING OFFICER	First Citizens Community Bank
570-545-6005	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited second quarter 2024 financial results

MANSFIELD, PENNSYLVANIA— July 30, 2024 – Citizens Financial Services, Inc. (Nasdaq: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three and six months ended June 30, 2024.

Highlights

•
The acquisition of HV Bancorp, Inc. (“HVB,”) completed one year ago, has bolstered the Company’s balance sheet growth and expanded its geographic reach into demographically attractive markets. The acquisition has resulted in positive increases to non-interest income driven by gains on loans sold and the gain on the sale of certain assets acquired through HVB’s online lending platform known as Braavo. The Company executed the sale of HVB’s Braavo division during the first quarter of 2024 and has been exiting the remaining lending relationships not included in the sale.  The Company has experienced a modest increase in charge-offs on loans that were originated and sourced by HVB’s Braavo division as it exits this business line.

•
Net income for the first six months of 2024 was $12.3 million, which was $9.6 million, or 351.7% more  than 2023’s net income through June 30, 2023 due to the one-time merger and acquisition costs and the provision for credit losses on non-purchase credit deteriorated loans (the “NPC Provision”) recorded in the second quarter of 2023. The effective tax rate for the first six months of 2024 was 17.4% compared to 13.4% in the comparable period in 2023.

•
Net income was $5.3 million for the three months ended June 30, 2024, which was $9.4 million more than the net loss for 2023’s comparable period due to the one-time merger and acquisition costs and the NPC Provision recorded in the second quarter of 2023. The effective tax rate for the three months ended June 30, 2024 was 17.4% compared to 22.3% in the comparable period in 2023.

•	Net interest income before the provision for credit losses was $42.3 million for the six months ended June 30, 2024, an increase of $6.3 million, or 17.4%, over the same period a year ago.

•
The provision for credit losses for the three and six months ended June 30, 2024 was $2.0 million and $2.8 million, respectively. The provision was significantly impacted by loans that were not sold as part of the Braavo sale that occurred in the first quarter of 2024. The vast majority of the Braavo loans that were retained after the sale were originated by HVB subsequent to the Company’s initial loan due diligence procedures and were current from then until the acquisition close. The provision for the three and six months ended June 30, 2024, directly attributable to these loans was $1,137,000 and $1,806,000, respectively. As of June 30, 2024, the Company has approximately $700,000 of Braavo loans that are performing.

•
Return on average equity for the three and six months (annualized) ended June 30, 2024 was 6.73% and 7.91% compared to (6.62%) and 2.22% for the three and six months (annualized) ended June 30, 2023. If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo are excluded, the return on average equity for the three and six months (annualized) ended June 30, 2024 would have been 7.88% and 8.37%, respectively (1).

•
Return on average tangible equity for the three and six months (annualized) ended June 30, 2024 was 10.76% and 12.64% compared to (9.19%) and 3.06% for the three and six months (annualized) ended June 30, 2023. If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo are excluded, the return on average tangible equity for the three and six months (annualized) ended June 30, 2024 would have been 12.59% and 13.37%. (1)

•
Return on average assets for the three and six months (annualized) ended June 30, 2024 was 0.71% and 0.82% compared to (0.68%) and 0.23% for the three and six months (annualized) ended June 30, 2023. If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo are excluded, the return on average assets for the three and six months (annualized) ended June 30, 2024 would have been 0.83% and 0.87% (1).

Six Months Ended June 30, 2024 Compared to 2023

•
For the six months ended June 30, 2024, net income totaled $12,299,000 which compares to net income of $2,723,000 for the first six months of 2023, an increase of $9,576,000. Basic earnings per share of $2.59 for the first six months of 2024 compared to $0.66 for the first six months last year.  Annualized return on equity for the six months ended June 30, 2024 and 2023 was 7.91% and 2.22%, while annualized return on assets was 0.82% and 0.23%, respectively. The increase in performance when comparing 2024 to 2023 was due to the one time costs associated with the merger and the NPC Provision recorded in 2023.

•
Net interest income before the provision for credit loss for the six months ended June 30, 2024 totaled $42,258,000 compared to $36,001,000 for the six months ended June 30, 2023, resulting in an increase of $6,257,000, or 17.4%.  Average interest earning assets increased $500.7 million for the six months ended June 30, 2024 compared to the same period last year, primarily due to the HVB acquisition. Average loans increased $525.0 million while average investment securities decreased $35.9 million. The yield on interest earning assets increased 88 basis points to 5.52%, while the cost of interest-bearing liabilities increased 116 basis points to 2.99% due to the rise in market interest rates and competitive pressure. The tax effected net interest margin for the six months ended June 30, 2024 was 3.09% compared to 3.23% for the same period last year.

•
The provision for credit losses for the six months ended June 30, 2024 was $2,787,000 compared to $4,853,000 for the six months ended June 30, 2023, a decrease of $2,066,000.  The provision for 2024 was impacted by the Braavo loans as previously mentioned and an increase in past due and classified loans during the second quarter of 2024. As a result of the HVB acquisition during 2023, the Company recorded a $4.6 million provision for credit losses for loans acquired that did not have any credit deterioration at the time of purchase. Excluding the impact of the acquisition from 2023, the provision would have increased $2,525,000 when comparing the six month period of 2024 to 2023 with the increase being attributable to the Braavo loans and the increase in past due and substandard loans in 2024.

•
Total non-interest income was $8,307,000 for the six months ended June 30, 2024, which is $3,853,000 more than the non-interest income of $4,454,000 for the same period last year. The primary drivers were the gain on the sale of assets associated with Braavo and activity due to the HVB acquisition. As a result of the acquisition, service charges, gains on loans sold, earnings on bank owned life insurance and other income all increased.  Earnings on bank owned life insurance also increased due to the passing of a former employee in the first quarter of 2024. During the first half of 2024, the Company experienced a smaller unrealized loss on its equity investment portfolio compared to 2023.

•
Total non-interest expenses for the six months ended June 30, 2024 totaled $32,889,000 compared to $32,458,000 for the same period last year, which is an increase of $431,000. Salary and benefit costs increased $4,314,000 due to an additional 74.2 FTEs as a result of the acquisition, merit increases for 2024, as well as an increase in health insurance costs of $712,000. The increases in occupancy, furniture and fixtures, software expenses and amortization expenses was due to the acquisition and additional branches as part of it. FDIC insurance expense increased $409,000 due to the Company’s increased size and the Bank’s lower leverage capital ratio. Professional fees increased due to increased legal expenses, of which $201,000 was related to the sale of certain Braavo assets. Other expenses increased primarily due to the acquisition, with increases experienced in subscriptions, marketing and advertising, postage, printing, data communication expenses and FHLB letter of credit fees. Independent of the acquisition, other expenses increased due to insurance reimbursement received in 2023 to cover amounts previously charged-off through expense. Merger and acquisitions costs for the merger with HVB totaled $8,646,000 in 2023 and included professional and consulting fees, printing, travel, contract termination payments and severance-related expenses.

•	The provision for income taxes increased $2,169,000 when comparing the six months ended June 30, 2024 to the same period in 2023 as a result of an increase in income before income tax of $11,745,000.

Three Months Ended June 30, 2024 Compared to June 30, 2023

•
For the three months ended June 30, 2024, net income totaled $5,275,000 which compares to net loss of $4,144,000 for the comparable period of 2023, an increase of $9,419,000.  Basic  earnings (loss) per share of $1.11 for the three months ended June 30, 2024 compares to ($1.00) for the 2023 comparable period. Annualized return on equity for the three months ended June 30, 2024 and 2023 was 6.73% and (6.62%), while annualized return on assets was 0.71% and (0.68%), respectively.

•
Net interest income before the provision for credit loss for the three months ended June 30, 2024 totaled $21,300,000 compared to $17,921,000 for the three months ended June 30, 2023, resulting in an increase of $3,379,000, or 18.9%. Average interest earning assets increased $444.8 million for the three months ended June 30, 2024 compared to the same period last year as a result of the HVB acquisition.  Average loans increased $488.1 million while average investment securities decreased $41.3 million. The average cost on interest bearing liabilities increased 100 basis points to 3.00%.  The tax effected net interest margin for the three months ended June 30, 2024 was 3.15% compared to 3.17% for the same period last year.

•
The provision for credit losses for the three months ended June 30, 2024 was $2,002,000 compared to $4,853,000 for the three months ended June 30, 2023, a decrease of $2,851,000.  The provision for 2024 was impacted by the Braavo loans as previously mentioned and an increase in past due and classified loans during the second quarter of 2024. As a result of the HVB acquisition during 2023, the Company recorded a $4.6 million provision for credit losses for loans acquired that did not have any credit deterioration at the time of purchase. Excluding the impact of the acquisition from 2023, the provision would have increased $1,740,000 when comparing the second quarter of 2024 to the second quarter of 2023 with the increase being attributable to the Braavo loans and the increase in past due and substandard loans in 2024.

•
Total non-interest income was $3,336,000 for the three months ended June 30, 2024, which is $1,056,000 more than the comparable period last year.  As a result of the acquisition, service charges, gains on loans sold, earnings on bank owned life insurance and other income all increased.

•
Total non-interest expenses for the three months ended June 30, 2024 totaled $16,246,000 compared to $20,680,000 for the same period last year, which is a decrease of $4,434,000. Salary and benefit costs increased $1,701,000 due to an additional 67.5 FTEs as a result of the acquisition and merit increases for 2024. The increases in occupancy, furniture and fixtures, software expenses and amortization expenses was due to the acquisition and additional branches as part of it. FDIC insurance expense increased $184,000 due to the Company’s increased size and the Bank’s lower leverage capital ratio. Other expenses increased primarily due to the acquisition, with increases experienced in subscriptions, marketing and advertising, postage, printing, data communication expenses and FHLB letter of credit fees. Merger and acquisitions costs for the merger with HVB totaled $8,402,000 in the second quarter of 2023.

•
The provision for income taxes increased $2,301,000 when comparing the three months ended June 30, 2024 to the same period in 2023 as a result of an increase in income before income tax of $11,720,000.

Balance Sheet and Other Information:
•
At June 30, 2024, total assets were $2.95 billion, compared to $2.98 billion at December 31, 2023 and $2.89 billion at June 30, 2023. The loan to deposit ratio as of June 30, 2024 was 99.24% compared to 96.87% as of December 31, 2023 and 95.44% as of June 30, 2023.

•
Available for sale securities of $402.7 million at June 30, 2024 decreased $14.9 million from December 31, 2023 and $31.7 million from June 30, 2023. The yield on the investment portfolio increased from 2.14% to 2.32% on a tax equivalent basis due to securities purchased during a higher rate environment and lower yielding securities maturing. Investment activity has been limited in the first half of 2024.

•
Net loans as of June 30, 2024 totaled $2.23 billion an increase of $5.2 million from December 31, 2023, due to an increase in student loans outstanding. Loans would have increased an additional $6.1 million, if not for the Braavo disposition. In comparison to June 30, 2023, loans have grown $91.7 million with increases experienced in multiple portfolio sectors.

•
The allowance for credit losses - loans totaled $22,797,000 at June 30, 2024 which is an increase of $1,199,000 from December 31, 2023. The increase is due to change in expected prepayment speeds, an increase in past due and substandard loans and specific reserves on non-performing loans. The provision for credit losses on loans was $2,986,000 for the first half of 2024. Loan recoveries and charge-offs were $14,000 and $1,356,000, respectively, for the six months ended June 30, 2024 with the majority of the charge-offs associated with loans acquired as part of the HVB acquisition that were originated after the Company performed its initial loan due diligence procedures and which were current from then until the acquisition close. The allowance as a percent of total loans was 1.01% as of June 30, 2024 and 0.94% as of December 31, 2023.

•
Non-performing assets totaled $17.9 million as of June 30, 2024, an increase of $4.3 million since December 31, 2023. The increase was driven by the Braavo relationships and one large commercial relationship, which was placed on non-accrual status during the second quarter of 2024. Loans past due 30-89 days totaled $20.7 million, an increase of  $10.2 million from December 31, 2023. The increase was driven by loans acquired as part of the HVB acquisition that matured during the second quarter and are in the process of being underwritten and extended in accordance with Company policies.

•
Deposits decreased $48.4 million from December 31, 2023, to $2.27 billion at June 30, 2024. With the rise in interest rates, competitive pressure for deposits continues to be at the forefront. Additionally, we have numerous state and political organizations with seasonal funding timelines, which results in a decrease in balances in the first half of the year. At June 30, 2024, the Bank estimates that balances held by customers in excess of the FDIC insurance limit ($250,000 per insured account) totaled $1.04 billion, or 45.7% of the Bank’s total deposits. Included in this balance are balances held through Intrafi, which provides customers with  additional FDIC insurance, as well as deposits collateralized by securities (almost exclusively municipal deposits). The total of these items was $498.0 million, or 21.9% of the Bank’s total deposits, as of June 30, 2024.

•
Stockholders’ equity totaled $286.5 million at June 30, 2024, compared to $279.7 million at December 31, 2023, an increase of $6.8 million. Excluding accumulated other comprehensive loss (AOCI), stockholders equity increased $7.8 million and totals $312.4 million. The increase in stockholders equity, excluding AOCI, was attributable to net income for the six months ended June 30, 2024 totaling $12.3 million, offset by cash dividends for the half of 2024 totaling $4.6 million, net treasury and restricted stock activity of $165,000. As a result of changes in market interest rates impacting the fair value of investment securities and swaps, AOCI decreased $1.0 million from December 31, 2023.

Dividend Declared

On June 4, 2024, the Board of Directors declared a cash dividend of $0.49 per share, which was paid on June 28, 2024 to shareholders of record at the close of business on June 14, 2024. The quarterly cash dividend is an increase of 2.1% over the regular cash dividend of $0.475 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2024, payable on June 28, 2024 to shareholders of record at the close of business on June 14, 2024.

Citizens Financial Services, Inc. has nearly 1,900 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1) See reconciliation of GAAP and non-GAAP measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The		As of or For The
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Income and Performance Ratios
Net Income (Loss)	$ 5,275	$ (4,144)	$ 12,299	$ 2,723
Return on average assets (annualized)	0.71%	(0.68%)	0.82%	0.23%
Return on average equity (annualized)	6.73%	(6.62%)	7.91%	2.22%
Return on average tangible equity (annualized) (a)	10.76%	(9.19%)	12.64%	3.06%
Net interest margin (tax equivalent)(a)	3.15%	3.17%	3.09%	3.23%
Earnings (loss) per share - basic (b)	$ 1.11	$ (1.00)	$ 2.59	$ 0.66
Earnings (loss) per share - diluted (b)	$ 1.11	$ (1.00)	$ 2.59	$ 0.66
Cash dividends paid per share (b)	$ 0.485	$ 0.475	$ 0.970	$ 0.949
Number of shares used in computation - basic (b)	4,748,927	4,159,966	4,748,523	4,106,005
Number of shares used in computation - diluted (b)	4,753,697	4,159,966	4,753,918	4,106,005

Asset quality
Allowance for credit losses - loans	$ 22,797	$ 21,652
Non-performing assets	$ 17,924	$ 13,638
Allowance for credit losses - loans to total loans	1.01%	1.00%
Non-performing assets to total loans	0.79%	0.63%
Annualized net charge-offs to total loans	0.12%	0.00%	0.12%	0.00%

Equity
Book value per share (b)	$ 60.19	$ 55.38
Tangible Book value per share (a) (b)	$ 41.49	$ 36.69
Market Value (Last reported trade of month)	$ 44.94	$ 74.47
Common shares outstanding	4,759,486	4,706,768

Other
Average Full Time Equivalent Employees	389.7	322.2	391.9	317.7
Loan to Deposit Ratio	99.24%	95.44%
Trust assets under management	$ 174,703	$ 169,956
Brokerage assets under management	$ 368,379	$ 307,336

Balance Sheet Highlights	June 30,	December 31,	June 30,
	2024	2023	2023

Assets	$ 2,947,531	$ 2,975,321	$ 2,891,808
Investment securities	404,231	419,539	436,164
Loans (net of unearned income)	2,255,716	2,239,659	2,162,842
Allowance for credit losses - loans	22,797	21,598	21,652
Deposits	2,273,095	2,321,481	2,266,100
Stockholders' Equity	286,470	279,666	263,228

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30,	December 31,	June 30,
(in thousands except share data)	2024	2023	2023
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 22,023	$ 37,733	$ 28,740
Interest-bearing	16,410	15,085	15,969
Total cash and cash equivalents	38,433	52,818	44,709

Interest bearing time deposits with other banks	3,820	4,070	4,814

Equity securities	1,570	1,938	1,849

Available-for-sale securities	402,661	417,601	434,315

Loans held for sale	14,227	9,379	14,940

Loans (net of allowance for credit losses - loans: $22,797 at June 30, 2024;
$21,153 at December 31, 2023 and $21,652 at June 30, 2023)	2,232,919	2,227,683	2,141,190

Premises and equipment	20,899	21,384	21,382
Accrued interest receivable	10,782	11,043	9,283
Goodwill	85,758	85,758	84,758
Bank owned life insurance	49,746	49,897	50,194
Other intangibles	3,244	3,650	4,071
Fair value of derivative instruments - asset	13,111	13,687	16,395
Deferred tax asset	17,185	17,339	20,108
Other assets	53,176	59,074	43,800

TOTAL ASSETS	$ 2,947,531	$ 2,975,321	$ 2,891,808

LIABILITIES:
Deposits:
Noninterest-bearing	$ 501,991	$ 523,784	$ 553,097
Interest-bearing	1,771,104	1,797,697	1,713,003
Total deposits	2,273,095	2,321,481	2,266,100
Borrowed funds	334,829	322,036	318,200
Accrued interest payable	5,482	4,298	2,256
Fair value of derivative instruments - liability	7,319	7,922	9,303
Other liabilities	40,336	39,918	32,721
TOTAL LIABILITIES	2,661,061	2,695,655	2,628,580
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2024 or 2023	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at June 30, 2024, December 31, 2023 and
June 30, 2023: issued 5,207,343 at June 30, 2024 and 5,160,754 at December 31, 2023 and
June 30, 2023	5,207	5,161	5,161
Additional paid-in capital	144,985	143,233	143,351
Retained earnings	178,588	172,975	162,499
Accumulated other comprehensive loss	(25,932)	(24,911)	(30,980)
Treasury stock, at cost: 447,857 at June 30, 2024 and 453,760 shares
at December 31, 2023 and 456,986 shares at June 30, 2023	(16,378)	(16,792)	(16,803)
TOTAL STOCKHOLDERS' EQUITY	286,470	279,666	263,228
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 2,947,531	$ 2,975,321	$ 2,891,808

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
INTEREST INCOME:
Interest and fees on loans	$ 35,067	$ 24,117	$ 70,200	$ 46,666
Interest-bearing deposits with banks	262	127	505	198
Investment securities:
Taxable	1,663	1,683	3,287	3,239
Nontaxable	520	572	1,052	1,189
Dividends	390	311	791	625
TOTAL INTEREST INCOME	37,902	26,810	75,835	51,917
INTEREST EXPENSE:
Deposits	12,655	5,480	24,976	9,419
Borrowed funds	3,947	3,409	8,601	6,497
TOTAL INTEREST EXPENSE	16,602	8,889	33,577	15,916
NET INTEREST INCOME	21,300	17,921	42,258	36,001
Provision for credit losses	2,002	262	2,787	262
Provision for credit losses - acquisition day 1 non-PCD	-	4,591	-	4,591
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	19,298	13,068	39,471	31,148
NON-INTEREST INCOME:
Service charges	1,385	1,293	2,757	2,504
Trust	201	181	445	411
Brokerage and insurance	563	442	1,228	956
Gains on loans sold	479	169	896	214
Equity security losses, net	(87)	(74)	(32)	(292)
Available for sale security losses, net	-	(51)	-	(51)
Earnings on bank owned life insurance	328	234	996	452
Gain on sale of Braavo division	-	-	1,102	-
Other	467	86	915	260
TOTAL NON-INTEREST INCOME	3,336	2,280	8,307	4,454
NON-INTEREST EXPENSES:
Salaries and employee benefits	9,617	7,916	19,907	15,593
Occupancy	1,266	814	2,590	1,649
Furniture and equipment	295	162	531	313
Professional fees	698	387	1,401	768
FDIC insurance expense	509	325	1,034	625
Pennsylvania shares tax	330	298	640	596
Amortization of intangibles	147	31	296	62
Software expenses	494	372	1,008	723
ORE expenses (income)	175	(11)	162	15
Merger and acquisition expenses	-	8,402	-	8,646
Other	2,715	1,984	5,320	3,468
TOTAL NON-INTEREST EXPENSES	16,246	20,680	32,889	32,458
Income (loss) before provision (benefit) for income taxes	6,388	(5,332)	14,889	3,144
Provision (benefit) for income tax expense	1,113	(1,188)	2,590	421
NET INCOME (LOSS)	$ 5,275	$ (4,144)	$ 12,299	$ 2,723

PER COMMON SHARE DATA:
Net Income (loss) - Basic	$ 1.11	$ (1.00)	$ 2.59	$ 0.66
Net Income (loss) - Diluted	$ 1.11	$ (1.00)	$ 2.59	$ 0.66
Cash Dividends Paid	$ 0.485	$ 0.475	$ 0.970	$ 0.949

Number of shares used in computation - basic	4,748,927	4,159,966	4,748,523	4,106,005
Number of shares used in computation - diluted	4,753,697	4,159,966	4,753,918	4,106,005

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME (LOSS) STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except per share data)		Three Months Ended,
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2024	2024	2023	2023	2023
Interest income	$ 37,902	$ 37,933	$ 38,512	$ 36,689	$ 26,810
Interest expense	16,602	16,975	16,657	14,285	8,889
Net interest income	21,300	20,958	21,855	22,404	17,921
Provision for credit losses	2,002	785	200	475	262
Provision for credit losses - acquisition day 1 non-PCD	-	-	-	-	4,591
Net interest income after provision for credit losses	19,298	20,173	21,655	21,929	13,068
Non-interest income	3,423	4,916	3,410	3,593	2,405
Investment securities (losses) gains, net	(87)	55	79	69	(125)
Non-interest expenses	16,246	16,643	15,920	16,444	20,680
Income (loss) before provision for income taxes	6,388	8,501	9,224	9,147	(5,332)
Provision for income tax expense (benefit)	1,113	1,477	1,684	1,599	(1,188)
Net income (loss)	$ 5,275	$ 7,024	$ 7,540	$ 7,548	$ (4,144)
Earnings (Loss) Per Share Basic	$ 1.11	$ 1.48	$ 1.59	$ 1.59	$ (1.00)
Earnings (Loss) Per Share Diluted	$ 1.11	$ 1.48	$ 1.59	$ 1.59	$ (1.00)

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended June 30,
	2024			2023
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	18,353	232	5.11	18,193	82	1.79
Interest bearing time deposits at banks	3,820	30	3.16	6,000	45	2.99
Investment securities:
Taxable	355,321	2,053	2.31	388,327	1,994	2.05
Tax-exempt (3)	105,379	658	2.50	113,674	725	2.55
Investment securities	460,700	2,711	2.35	502,001	2,719	2.17
Loans: (2)(3)(4)
Residential mortgage loans	358,448	5,232	5.87	236,167	3,168	5.39
Construction loans	184,103	3,367	7.36	90,635	1,353	5.99
Commercial Loans	1,251,484	20,154	6.48	983,666	13,772	5.62
Agricultural Loans	346,107	4,482	5.21	345,467	4,221	4.90
Loans to state & political subdivisions	56,290	556	3.97	60,395	582	3.87
Other loans	68,805	1,383	8.08	60,770	1,136	7.50
Loans, net of discount (2)(3)(4)	2,265,237	35,174	6.25	1,777,100	24,232	5.47
Total interest-earning assets	2,748,110	38,147	5.58	2,303,294	27,078	4.72
Cash and due from banks	9,199			8,386
Bank premises and equipment	21,053			18,960
Other assets	195,528			102,155
Total non-interest earning assets	225,780			129,501
Total assets	2,973,890			2,432,795
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	766,142	4,776	2.51	545,527	2,067	1.52
Savings accounts	299,318	391	0.53	314,745	265	0.34
Money market accounts	381,377	2,972	3.13	330,453	1,847	2.24
Certificates of deposit	457,570	4,516	3.97	283,694	1,301	1.84
Total interest-bearing deposits	1,904,407	12,655	2.67	1,474,419	5,480	1.49
Other borrowed funds	324,736	3,947	4.89	307,523	3,409	4.45
Total interest-bearing liabilities	2,229,143	16,602	3.00	1,781,942	8,889	2.00
Demand deposits	382,312			397,084
Other liabilities	49,051			3,379
Total non-interest-bearing liabilities	431,363			400,463
Stockholders' equity	313,384			250,390
Total liabilities & stockholders' equity	2,973,890			2,432,795
Net interest income		21,545			18,189
Net interest spread (5)			2.58%			2.71%
Net interest income as a percentage
of average interest-earning assets			3.15%			3.17%
Ratio of interest-earning assets
to interest-bearing liabilities			123%			129%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2024 and 2023. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Six Months Ended June 30,
	2024			2023
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	30,119	445	2.97	16,395	108	1.33
Interest bearing time deposits at banks	3,937	60	3.06	6,028	90	3.00
Investment securities:
Taxable	359,142	4,078	2.27	384,453	3,864	2.01
Tax-exempt (3)	106,438	1,332	2.50	117,025	1,505	2.57
Investment securities	465,580	5,410	2.32	501,478	5,369	2.14
Loans: (2)(3)(4)
Residential mortgage loans	358,472	10,291	5.77	224,059	5,872	5.28
Construction loans	187,001	6,858	7.38	88,048	2,492	5.71
Commercial Loans	1,243,546	39,674	6.42	959,221	26,097	5.49
Agricultural Loans	345,287	8,887	5.18	344,882	8,474	4.95
Loans to state & political subdivisions	56,469	1,106	3.94	59,860	1,125	3.79
Other loans	89,472	3,599	8.09	79,199	2,828	7.20
Loans, net of discount (2)(3)(4)	2,280,247	70,415	6.21	1,755,269	46,888	5.39
Total interest-earning assets	2,779,883	76,330	5.52	2,279,170	52,455	4.64
Cash and due from banks	9,511			7,716
Bank premises and equipment	21,171			18,292
Other assets	181,792			96,542
Total non-interest earning assets	212,474			122,550
Total assets	2,992,357			2,401,720
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	783,055	9,999	2.57	527,960	3,584	1.37
Savings accounts	300,704	778	0.52	317,063	471	0.30
Money market accounts	381,209	5,765	3.04	325,841	3,121	1.93
Certificates of deposit	439,995	8,434	3.86	281,482	2,243	1.61
Total interest-bearing deposits	1,904,963	24,976	2.64	1,452,346	9,419	1.31
Other borrowed funds	350,354	8,601	4.94	303,344	6,497	4.32
Total interest-bearing liabilities	2,255,317	33,577	2.99	1,755,690	15,916	1.83
Demand deposits	376,632			386,104
Other liabilities	49,266			15,157
Total non-interest-bearing liabilities	425,898			401,261
Stockholders' equity	311,142			244,769
Total liabilities & stockholders' equity	2,992,357			2,401,720
Net interest income		42,753			36,539
Net interest spread (5)			2.53%			2.81%
Net interest income as a percentage
of average interest-earning assets			3.09%			3.23%
Ratio of interest-earning assets
to interest-bearing liabilities			123%			130%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2024 and 2023. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR CREDIT LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Real estate:
Residential	$ 354,588	$ 357,779	$ 359,990	$ 356,381	$ 358,025
Commercial	1,110,269	1,115,900	1,092,887	1,081,123	1,080,513
Agricultural	327,057	318,413	314,802	314,164	312,302
Construction	180,157	184,506	195,826	175,320	156,927
Consumer	70,542	53,101	61,316	115,753	42,701
Other commercial loans	130,851	129,438	136,168	120,347	120,288
Other agricultural loans	26,247	24,345	30,673	26,648	30,615
State & political subdivision loans	56,005	56,177	57,174	56,660	61,471
Total loans	2,255,716	2,239,659	2,248,836	2,246,396	2,162,842
Less: allowance for credit losses - loans	22,797	21,598	21,153	21,455	21,652
Net loans	$ 2,232,919	$ 2,218,061	$ 2,227,683	$ 2,224,941	$ 2,141,190

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$ 20,652	$ 6,311	$ 10,457	$ 5,960	$ 4,828

Non-accrual loans	$ 14,949	$ 14,693	$ 12,187	$ 13,139	$ 13,073
Loans past due 90 days or more and accruing	285	820	516	8	139
Non-performing loans	$ 15,234	$ 15,513	$ 12,703	$ 13,147	$ 13,212
OREO	2,690	200	474	474	426
Total Non-performing assets	$ 17,924	$ 15,713	$ 13,177	$ 13,621	$ 13,638

	Three Months Ended
Analysis of the Allowance for Credit Losses - Loans	June 30,	March 31,	December 31,	September 30,	June 30,
(In Thousands)	2024	2024	2023	2023	2023
Balance, beginning of period	$ 21,598	$ 21,153	$ 21,455	$ 21,652	$ 15,250
Impact of Adopting ASC 326	-	-	-	-	-
Charge-offs	(682)	(674)	(510)	(808)	(4)
Recoveries	7	7	8	10	26
Net (charge-offs) recoveries	(675)	(667)	(502)	(798)	22
PCD allowance for credit loss at acquisition	-	-	-	-	1,689
Provision for credit losses - loans	1,874	1,112	200	601	100
Provision for credit losses - acquisition day 1 non-PCD	-	-	-	-	4,591
Balance, end of period	$ 22,797	$ 21,598	$ 21,153	$ 21,455	$ 21,652

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	June 30,
	2024	2023
Tangible Equity
Stockholders Equity - GAAP	$ 286,470	$ 263,228
Accumulated other comprehensive loss
Intangible Assets	(89,002)	(88,829)
Tangible Equity - Non-GAAP	197,468	174,399
Shares outstanding adjusted for June 2024 stock Dividend	4,759,486	4,753,357
Tangible Book value per share - Non-GAAP	$ 41.49	$ 36.69

	As of
	June 30
	2024	2023
Tangible Equity per share
Stockholders Equity per share - GAAP	$ 60.19	$ 55.38
Adjustment for intangible assets	(18.70)	(18.69)
Tangible Book value per share - Non-GAAP	$ 41.49	$ 36.69

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2024	2023	2024	2023
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$ 285,184	$ 221,557	$ 283,834	$ 214,753
Average Intangible Assets	(89,119)	(41,189)	(89,220)	(36,922)
Average Tangible Equity - Non-GAAP	196,065	180,368	194,614	177,831
Net Income (Loss) - GAAP	$ 5,275	$ (4,144)	$ 12,299	$ 2,723
Annualized Return on Average Tangible Equity Non-GAAP	10.76%	-9.19%	12.64%	3.06%

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2024	2023	2024	2023
Return on Average Assets and Equity Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale and merger and acquisition costs
Net Income (Loss) - GAAP	$ 5,275	$ (4,144)	$ 12,299	$ 2,723
After tax gain on sale of Braavo, net of legal fees	-	-	(712)	-
After tax provisision associatated with Braavo loans remaining after sale	898	-	1,427	-
After tax provision for credit losses - acquisition day 1 non-PCD	-	3,627	-	3,627
After Tax merger and acquisition costs	-	6,793	-	7,017
Net Income excluding merger and acquisition costs - Non-GAAP	$ 6,173	$ 6,276	$ 13,014	$ 13,367
Average Assets	2,973,890	2,432,795	2,992,357	2,401,720
Annualized Return on Average assets, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax and merger and acquisition costs - Non-GAAP	0.83%	1.03%	0.87%	1.11%

Average Stockholders Equity - GAAP	$ 313,384	$ 250,390	$ 311,142	$ 244,769
Annualized Return on Average stockholders equity, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax and merger and acquisition costs - Non-GAAP	7.88%	10.03%	8.37%	10.92%

Average Tangible Equity - Non-GAAP	196,065	180,368	194,614	177,831
Annualized Return on Average Tangible Equity Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax, and merger and acquisition costs - Non-GAAP	12.59%	13.92%	13.37%	15.03%

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2024	2023	2024	2023
Earnings per share, Excluding sale of Braavo assets, net of legal fees and merger and acquisition costs
Net Income (Loss) - GAAP	$ 5,275	$ (4,144)	$ 12,299	$ 2,723
After tax gain on sale of Braavo, net of legal fees	-	-	(712)	-
After tax provisision associatated with Braavo loans remaining after sale	898	-	1,427	-
After tax provision for credit losses - acquisition day 1 non-PCD	-	3,627	-	3,627
After Tax merger and acquisition costs	-	6,793	-	7,017
Net income excluding one time items - Non-GAAP	$ 6,173	$ 6,276	$ 13,014	$ 13,367
Number of shares used in computation - basic	4,753,697	4,159,966	4,753,918	4,106,005
Basic and Diluted earnings per share, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax,   and  merger and acquisition costs - Non-GAAP
	$ 1.30	$ 1.51	$ 2.74	$ 3.26

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
Reconciliation of net interest income on fully taxable equivalent basis	2024	2023	2024	2023
Total interest income	$ 37,902	$ 26,810	$ 127,118	$ 37,222
Total interest expense	16,602	8,889	46,858	3,231
Net interest income	21,300	17,921	80,260	33,991
Tax equivalent adjustment	245	268	1,055	469
Net interest income (fully taxable equivalent) - Non-GAAP	$ 21,545	$ 18,189	$ 81,315	$ 34,460